Exhibit 99.1

                  Hampton Roads Bankshares Announces Record
                       Breaking Third Quarter Earnings

    CHESAPEAKE, Va., Oct. 15 /PRNewswire-FirstCall/ -- Hampton Roads Bankshares, Inc. (OTC Bulletin Board: HMPR), parent company of Bank of Hampton Roads, is pleased to announce record net income of $1,174,222, or $0.14 per diluted share, for the three months ended September 30, 2004. These results represent a 19% increase over earnings of $989,263, or $.12 per diluted share, for the third quarter of 2003. Third quarter 2004 was the highest earning quarter in the seventeen-year history of the Company.
    The Company's record earnings results produced favorable profitability ratios. Return on average assets was 1.44%, and return on average equity was 11.23% for the three months ended September 30, 2004. Average shareholders' equity for the third quarter was $42 million, an increase of 6% from the third quarter of 2003. Compared with one year ago, the closing market price of the Company's shares has increased 13% from $10.50 to $11.90 on September 30, 2004.
    The rise in the Company's net income was generated by a continuation of strong growth in the loan portfolio. As of September 30, 2004, the Company's loans totaled a record $256 million, up $54 million or 27% from third quarter 2003. The increase in loan volume led to a 13% increase in the Company's third quarter net interest income.
    The Company's average assets for the nine months ended September 30, 2004 were $321 million, an increase of 8%, or $24 million, over average assets of $297 million for the same period in 2003. The Company's average deposits for the nine months ended September 30, 2004 also increased 8% to $259 million compared with the same period last year. Most of this deposit growth occurred in the Company's checking accounts. The Company's net interest margin for the third quarter of 2004 increased 33 basis points to 4.87% compared with the third quarter of 2003. Factors contributing to the higher margin included the strong growth in loans, an increase in low-cost types of deposits, and increases in loan interest rates.
    Management believes the Company is currently positioned to meet its financial goals and objectives for 2004. Net income for the nine months ended September 30, 2004, was $3,019,632, up slightly from the comparable period last year. Also worth noting is the improvement in the Company's efficiency ratio for the third quarter from 61.51% in 2003 to 58.49% in 2004.

    Hampton Roads Bankshares is traded on the Over the Counter Bulletin Board under the symbol HMPR. Bank of Hampton Roads has been in business since 1987 and operates locations throughout the cities of Chesapeake, Virginia Beach, Norfolk and Suffolk. The Bank recently received regulatory approval to open its sixteenth office which will be located in the Great Bridge section of Chesapeake; the office is expected to open for business in early 2005. Additional information about the Company and its subsidiaries can be found on the Web at http://www.bankofhamptonroads.com.



                        Hampton Roads Bankshares, Inc.
                             Financial Highlights
                                  Unaudited

    Operating Results         Three Months Ended          Nine Months Ended
                            Sept. 30,     Sept. 30,     Sept. 30,    Sept. 30,
                               2004         2003          2004         2003

    Interest income       $  4,629,212 $  4,365,677  $ 13,161,600 $ 13,149,436
    Interest expense           939,251    1,089,790     2,877,678    3,394,288
    Net interest income      3,689,961    3,275,887    10,283,922    9,755,148
    Provision for loan
     losses                    114,000       96,000       797,000      265,000
    Noninterest income         805,036      871,148     2,968,371    2,526,435
    Noninterest expense      2,669,900    2,551,030     7,928,219    7,471,246
    Income taxes               582,700      510,742     1,553,267    1,545,638
    Cumulative effect of
     change in accounting
     principle, net             45,825                     45,825
    Net income            $  1,174,222 $    989,263  $  3,019,632 $  2,999,699
    Earnings per share:
    Before change in
     accounting principle
       Basic              $       0.14 $       0.13  $       0.37 $       0.39
       Diluted                    0.13         0.12          0.36         0.38
    After change in
     accounting principle
       Basic                      0.15         0.13          0.38         0.39
       Diluted                    0.14         0.12          0.37         0.38
    Book value per share          5.28         5.11          5.28         5.11

          Balance Sheet at
             Period-End
    Total loans           $256,498,787 $202,385,402  $256,498,787 $202,385,402
    Total securities        42,822,303   69,963,905    42,822,303   69,963,905
    Total deposits         255,674,134  248,081,209   255,674,134  248,081,209
    Other borrowings        23,000,000   17,523,088    23,000,000   17,523,088
    Shareholders' equity    42,313,900   40,287,391    42,313,900   40,287,391
    Total assets           324,520,875  309,194,493   324,520,875  309,194,493

          Daily Averages
    Total loans            239,839,686  208,639,877   226,555,741  208,927,908
    Total securities        58,422,093   62,154,552    63,064,123   57,971,365
    Total deposits         260,500,518  245,030,851   258,800,924  239,870,279
    Other borrowings        18,934,783   19,538,166    17,180,109   15,168,560
    Shareholders' equity    41,581,436   39,340,153    41,637,597   38,876,029
    Interest-earning
     assets                301,284,379  286,316,583   297,707,156  277,445,705
    Interest-bearing
     liabilities           191,239,927  193,461,853   194,174,654  190,537,501
    Total assets           325,064,362  306,515,789   321,390,438  297,235,547

          Financial Ratios
    Return on average
     assets                      1.44%        1.28%         1.26%        1.35%
    Return on average
     equity                     11.23%        9.98%         9.69%       10.32%
    Net interest margin          4.87%        4.54%         4.62%        4.71%
    Efficiency ratio            58.49%       61.51%        59.51%       60.83%

        Allowance for Loan
             Losses
    Beginning balance     $  3,484,229 $  2,820,523  $  2,948,011 $  2,842,855
    Provision for losses       114,000       96,000       797,000      265,000
    Charge-offs                (4,747)     (40,798)     (196,168)    (245,704)
    Recoveries                  58,021       11,397       102,660       24,971
    Ending balance           3,651,503    2,887,122     3,651,503    2,887,122

      Nonperforming Assets
    Nonaccrual loans      $  2,662,093 $     95,786  $  2,662,093 $     95,786
    Loans 90 days past due
     and still accruing
     interest                  427,313      180,826       427,313      180,826
    Other real estate owned          -      479,541             -      479,541
    Total nonperforming
     assets                  3,089,406      756,153     3,089,406      756,153

        Asset Quality Ratios
    Nonperforming assets to
     total assets                0.95%        0.24%         0.95%        0.24%
    Allowance for loan
     losses to total loans       1.42%        1.43%         1.42%        1.43%
    Allowance for loan
     losses to nonperforming
     assets                    118.19%      381.82%       118.19%      381.82%


    This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology evolving banking industry standards.

    CONTACT:  Tiffany Glenn of Hampton Roads Bankshares, Inc.,
+1-757-436-1000

SOURCE  Hampton Roads Bankshares, Inc.
    -0-                             10/15/2004
    /CONTACT:  Tiffany Glenn of Hampton Roads Bankshares, Inc.,
+1-757-436-1000/
    /Web site:  http://www.bankofhamptonroads.com /
    (HMPR)

CO:  Hampton Roads Bankshares, Inc.
ST:  Virginia
IN:  FIN OTC
SU:  ERN